UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 24, 2014, Mr. Richard W. Dreiling, Chairman and Chief Executive Officer, advised Dollar General Corporation (the “Company”) of his intention to retire as Chief Executive Officer effective May 30, 2015 or upon the appointment of a successor. Mr. Dreiling has agreed to serve, at the discretion of the Board of Directors, as Chairman during a transition period following the appointment of a new Chief Executive Officer. Mr. Dreiling’s retirement date and any agreement regarding continued service on the Board of Directors are expected to be finalized as part of a retirement agreement between Mr. Dreiling and the Company.  The Board of Directors is conducting an internal and external search for a Chief Executive Officer. A copy of the Company’s news release regarding this matter is attached hereto as Exhibit 99.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 27, 2014	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated June 27, 2014 regarding the planned retirement of Richard W. Dreiling

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